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                                                                    EXHIBIT 23.2

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                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-17765-02 and 33-20387), Form S-3 (Nos. 33-50708 and
33-51311) and Form S-4 (No. 33-57627) of Shawmut National Corporation of our report dated January 20, 1995 related to the consolidated financial statements of Northeast Federal Corp. and subsidiary, which appears in the Current Report on Form 8-K of Shawmut National Corporation dated April 13, 1995.

Deloitte & Touche LLP
Hartford, Connecticut
April 13, 1995

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